SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIE SEXCHANGE ACT OF 1934

                     Date of Report (Date of earliest event
                                   reported):
                                 April 10, 2000
                    -----------------------------------------
                     Information Management Associates, Inc.
             (Exact name of registrant as specified in its charter)

                                   Connecticut
                 (State or Other Jurisdiction of Incorporation)

         001-13211                                        06-1289928
(Commission File Number)                    (I.R.S. Employer Identification No.)

           One Corporate Drive, Suite 400, Shelton, Connecticut 06484
               (Address of Principal Executive Offices) (Zip Code)

                                 (203) 925-6800
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)





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





ITEM 5.  OTHER EVENTS.

On April 10, 2000, Information Management Associates, Inc. (hereafter the "Company" or "IMA") announced the following developments:

(a) Freefire Launch
-------------------

The Company announced the launch of freefire inc., a wholly-owned subsidiary of IMA ("freefire"), through which IMA will provide electronic Customer Relationship Management ("eCRM") software to customers. Freefire is offering its Java-based eCRM suite free of license fees normally associated with the purchase of enterprise application software. Today, eCRM products available from the site include freefire Multi-Channel Management, E-mail Response, Chat, Collaboration, Voice-Over IP, and CTI. This suite of components is available for download from the prototype site 24 hours a day, 7 days per week beginning April 10, 2000. As an initial offer, freefire products will be delivered as a bundled suite and accrue the support fee of a single component. The fee structure for freefire will be recurring based upon value-added product support. The full freefire site launch is planned for June 2000. Based in Irvine, CA, freefire is led by a management team with over sixteen years of proven experience in developing and implementing innovative, high volume, voice-based call center solutions.
Freefire employs over 100 employees and will appoint additional senior level executives during the second quarter of 2000. Over the past 18 months IMA has made significant investment in the development of the freefire technologies. In order to fund the ongoing development and expansion of the new freefire business, freefire's management team is engaged in discussions with several outside funding resources to raise additional capital.

(b) Management Changes
----------------------

The Company also announced that Albert R. Subbloie, Jr. will be assuming the role of President and CEO of freefire and serve on its board of directors. He will continue in his additional roles as a board member of both IMA and IMA's other Internet subsidiary which he co-founded, Buyersedge.com. Donald Miller, current IMA board member and former President and CEO of Posi-Seal International, Inc., has been appointed interim President and CEO of IMA as the Company engages in a search for a full-time replacement for Mr. Subbloie. Mr. Miller will also serve as Chairman of IMA replacing Gary Martino, who will remain an IMA Board member and will also continue working with IMA's Buyersedge.com inc. subsidiary that he co-founded with Mr. Subbloie.

(c) Filing of Form 10-K
-----------------------

As previously reported on February 28, 2000 and November 18, 1999, IMA has received a comment letter from the Securities and Exchange Commission ("SEC") regarding, among other things, the Company's accounts receivable balances, the collectibility of such balances, and the Company's revenue recognition policies in light of such balances. Also, as previously reported, the Company initiated an internal review of certain transactions in 1999 and certain prior quarterly periods.

IMA is continuing its dialogue with the SEC in conjunction with the audit by Ernst & Young LLP of the Company's 1999 financial statements, as well as its internal review, and the Company does not expect that this process will be completed by the present deadline for the filing of the Company's Form 10-K, which is April 14, 2000. The Form 10-K will be filed as soon as the process has been completed, which is presently expected to take place in May.

NASDAQ Trading Halt
-------------------

Following the Company's April 10, 2000 announcement, the NASDAQ Stock Market announced on the same day that trading was halted in the Company's common stock for additional information requested from the Company and that trading would remain halted until the Company has fully satisfied NASDAQ's request for additional information. The Company intends to respond promptly to NASDAQ's request for additional information.



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







Except for the historical information contained in this report, the matters discussed in this report are "forward-looking statements" (as that term is used in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission (the SEC). In particular, IMA draws the reader's attention to the "Risk Factors" stated in the Company's Registration Statement on Form S-1 dated July 30, 1997 and its accompanying Prospectus, the Company's Quarterly Reports on Form 10-Q dated August 14, 1997, November 14, 1997, May 15, 1998, August 14, 1998, November 14, 1998, May 17, 1999, August 16,
1999, and November 22, 1999, the Company's Annual Report on Form 10-K dated March 30, 1998 and March 31, 1999, as well as to the Company's periodic and current reports as they are filed with the SEC.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  April 12, 2000                    INFORMATION MANAGEMENT ASSOCIATES, INC.


                                         By:   /s/ John A. Piontkowski
                                             -----------------------------------
                                               Name:  John A. Piontkowski
                                               Title: Chief Financial Officer





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